Exhibit 4.9

MEDTRONIC INC.

and

COMPUTERSHARE TRUST COMPANY, N.A. as successor to

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

FOURTH SUPPLEMENTAL INDENTURE

DATED AS OF FEBRUARY 22, 2023

TO INDENTURE

DATED AS OF DECEMBER 10, 2014

FOURTH SUPPLEMENTAL INDENTURE, dated as of February 22, 2023 (the “Supplemental Indenture”), to the Base Indenture (defined below) between MEDTRONIC, INC., a Minnesota corporation (the “Company”) and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association, a national banking association duly organized under the laws of the United States, as Trustee (herein called the “Trustee”).

RECITALS

WHEREAS, the Company executed and delivered to the Trustee the Indenture, dated as of December 10, 2014 (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of series of the Company’s Securities;

WHEREAS, Section 9.01(e) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to add to, change or eliminate any of the provisions of the Base Indenture in respect to one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security or series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding;

WHEREAS, any change to or elimination of any provision of the Base Indenture pursuant to this Supplemental Indenture shall not apply to any Security Outstanding prior to the execution of this Supplemental Indenture, and each Security Outstanding prior to the execution of this Supplemental Indenture shall continue to be entitled to the benefit of the provisions under the Base Indenture;

WHEREAS, in accordance with Section 9.01(e) of the Base Indenture, the Company and the Trustee wish to amend the Base Indenture to change certain provisions of the Base Indenture with respect to each series of Securities issued following the execution of this Supplemental Indenture, as set forth below; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid and binding instrument enforceable in accordance with its terms have been done and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

2

ARTICLE 1 DEFINITIONS

Section 1.01 Relation to Base Indenture. This Supplemental Indenture constitutes an integral part of the Base Indenture.

Section 1.02 Definition of Terms. For all purposes of this Supplemental Indenture:

(a) Capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture;

(b) a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa; and

(d) headings are for convenience of reference only and do not affect interpretation.

ARTICLE 2

AMENDMENTS TO PROVISIONS OF BASE INDENTURE

Section 2.01 Events of Default. The reference to “$100,000,000” in clause (f) of the definition of Event of Default in Section 5.01 of the Base Indenture is hereby deleted and replaced with “$200,000,000”.

Section 2.02 Notice of Redemption. The reference to “not less than 30” in Section 11.04 of the Base Indenture is hereby deleted and replaced with “not less than 10”.

ARTICLE 3

MISCELLANEOUS

Section 3.01 Effect of this Supplemental Indenture. The Base Indenture shall be modified in accordance with this Supplemental Indenture, and this Supplemental Indenture shall form part of the Base Indenture for all purposes; and every Holder of Securities thereafter authenticated or delivered thereunder shall be bound hereby. The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. Notwithstanding anything to the contrary contained herein, the modifications to the Base Indenture pursuant to this Supplemental Indenture shall not apply to any Security Outstanding as of the date hereof.

Section 3.02 Trust Indenture Act Controls. If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 310 through Section 317 of the Trust Indenture Act of 1939, the imposed duties shall control.

Section 3.03 Conflict with Indenture. To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture shall remain in full force and effect.

Section 3.04 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

Section 3.05 Service of Process. The Company appoints Corporation Service Company, with offices at 80 State Street, Albany, New York 12207-2543, United States, as its agent to receive service of process or other legal summons for purposes of any suit, action or proceeding based on or arising out of or relating to this Supplemental Indenture.

Section 3.06 Successors. All agreements of the Company in the Base Indenture, this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in the Base Indenture and this Supplemental Indenture shall bind its successors.

Section 3.07 Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 3.08 Trustee Disclaimer. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein are deemed to be those of the Company and not the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the day and year first written above.

MEDTRONIC INC.

By:	/s/ Karen L. Parkhill
Name: Karen L. Parkhill
Title: Executive Vice President and Chief Financial Officer

Attest:

By:	/s/ Jason Bristow
Name:	Jason Bristow
Title:	Senior Vice President and Treasurer

COMPUTERSHARE TRUST COMPANY, N.A., Trustee

By:	/s/ Susan B. Wright
Name: Susan B. Wright
Title: Assistant Vice President